Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Global High Yield Corporate Bond ETF (ISHGHYG) iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-
INC-HY)
BlackRock Multi-Asset Income - Passive High Yield Portfolio
(BR-INC-PHY)
BlackRock Secured Credit Portfolio (BR-MSB)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc (BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
                                         01-26-2015
Security Type:
                                         BND/CORP

Issuer
                                         H. J. Heinz Company (2025)
Selling Underwriter
                                         Wells Fargo Securities, LLC
Affiliated Underwriter(s)
                                         [X] PNC Capital Markets LLC
                                         [ ] Other:
List of Underwriter(s)
Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC, UBS Securities LLC, BB Securities Limited, Banco Bradesco
BBI S.A., Credit Agricole Securities (USA) Inc., Credit Suisse Securities
(USA) LLC, Goldman, Sachs & Co., Itau BBA USA Securities, Inc., Mitsubishi UFJ Securities (USA), Inc., PNC Capital
Markets LLC, Rabo Securities USA, Inc.,
Standard Chartered Bank
Transaction Details
Date of Purchase
                                         01-26-2015

Purchase Price/Share(per share / % of par)
                                         $100.00
Total Commission, Spread or Profit
                                         0.750%

1. Aggregate Principal Amount Purchased (a+b)
                                         $60,000,000
a. US Registered Funds
(Appendix attached with individual Fund/Client purchase)
                                         $39,080,000
b. Other BlackRock Clients
                                         $20,920,000
2. Aggregate Principal Amount of Offering
                                         $2,000,000,000
Fund Ratio  [Divide Sum of #1 by #2]Must be less than 0.25
                                         0.03000

Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[X]1 Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
                                         [X]  YES
                                         [ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.
No Benefit to Affiliated Underwriter (check ONE)
                                         [X]  YES
                                         [ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
                                         Dillip Behera
                                         Global Syndicate Team Member

Date:
                                         01-28-2015

Approved by:
                                         Steven DeLaura
                                         Global Syndicate Team Member
Date:
                                         01-28-2015